SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               Form 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported) August 16, 1995




                        Registrant; State of Incorporation;    IRS Employer
Commission File Number  Address; and Telephone Number       Identification No.

1-5532                  PORTLAND GENERAL CORPORATION             93-0909442
                        (an Oregon Corporation)
                        121 SW Salmon Street
                        Portland, Oregon 97204
                        (503) 464-8820


1-5532-99           PORTLAND GENERAL ELECTRIC COMPANY 93-0256820
                    (an Oregon Corporation)
                    121 SW Salmon Street
                    Portland, Oregon 97204
                    (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon        97204
                      (Address of principal executive offices)     (zip code)

               Registrant's telephone number, including area code 503-464-8820

Item 5.             Other Events

      Trojan Decommissioning - On August 30, 1995 the Nuclear Regulatory Commission (NRC) notified Portland General Electric Company (PGE or the Company) that it intends to seek public comment on whether it should halt any further decommissioning activity currently underway at the Trojan Nuclear Plant (Trojan) pending public hearings on the Trojan Decommissioning Plan.

      As a basis for its possible change in policy regarding Trojan, the NRC cited a July 1995 ruling in Citizens Awareness Network, Inc. v. NRC in which the United States Court of Appeals for the First Circuit held that the NRC erred in its interpretation of its own regulations in allowing licensees to initiate major dismantling activities prior to NRC approval of a decommissioning plan. In November 1994 PGE commenced the early removal of some of Trojan's large components (the Large Component Removal Project or LCRP). Although the court case was not based on the facts of the Trojan LCRP, the NRC will solicit comments on whether to halt any further decommissioning activity at Trojan until public hearings can be held regarding the Trojan Decommissioning Plan which PGE submitted to the NRC in January 1995. PGE and other interested parties will have up to 17 days after publication of the notice to comment.

      PGE cannot predict whether the NRC will delay the LCRP, which is currently scheduled for completion by year-end 1995. If the LCRP were to be delayed until NRC approval of the Trojan decommissioning plan were obtained, it could result in an increase of approximately $2 million to the cost of the project. The Company estimates the cost to decommission Trojan to be $351 million in nominal dollars (actual dollars to be spent in each year).

      Legal Proceedings - Southern California Edison Company v. PGE, Multnomah
      County Oregon Circuit Court   On August 16, 1995 the Court issued a
      summary judgement favoring PGE in a contract dispute with Southern California Edison (SCE). SCE asserted that PGE defaulted on a long-term power sales contract when it shut down Trojan. The court found that the closing of Trojan was not a basis for terminating the contract. See Portland General's and PGE's reports on form 10-K for the period ended December 31, 1994 for background information.

      Regulatory Matters - On August 29, 1995 the Public Utility Commission of Oregon (PUC) authorized PGE to exclude large commercial and industrial customers from the decoupling mechanism adopted by the PUC in its March 1995 rate order. The exclusion is effective as of September 1, 1995. See Portland General's and PGE's reports on form 10-Q for the period ended June 30, 1995 for further information.

                              Signatures




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.





                    Portland General Corporation

                    Portland General Electric Company




September 5, 1995   By          /s/  Joseph E. Feltz

                                      Joseph E. Feltz
                                    Assistant Controller
                                    Assistant Treasurer